UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: OCTOBER 29, 2003
                        (DATE OF EARLIEST EVENT REPORTED)

                               INAMED CORPORATION

             (Exact name of registrant as specified in its charter)

                   1-9741                                 59-0920629
         (Commission File Number)             (IRS Employer Identification No.)

                5540 Ekwill Street, Santa Barbara, CA          93111-2936
               (Address of Principal Executive Offices)        (Zip Code)


                                 (805) 683-6761
               (Registrant's telephone number, including are code)

ITEM 7. EXHIBITS

(c) The following exhibit is being furnished herewith:

99.1 Press Release, dated October 29, 2003, by Inamed Corporation

ITEM 12. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information is being provided under Item 12, Results of Operations and Financial Condition. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934:

On October 29, 2003, Inamed Corporation issued a press release regarding the Company's financial results for its third fiscal quarter ended September 30, 2003. The full text of the Company's press release is attached hereto as Exhibit 99.1.

Certain of the information set forth in the press release, including diluted cash EPS, may be considered non-GAAP financial measures. Inamed believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources and the operating performance of the Company's business and the Company's cash flow, excluding non-recurring items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company's operating performance and capital resources. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GA AP financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. Reconciliations between the Company's financial results calculated in accordance with GAAP and non-GAAP financial measures are presented in the press release.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               Inamed Corporation





Date: October 29, 2003                         By: /s/ Robert S. Vaters
                                                  ------------------------
                                                       Robert S. Vaters
                                                       CHIEF FINANCIAL OFFICER



                                  EXHIBIT INDEX

99.1 Press Release, dated October 29, 2003, by Inamed Corporation